UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2014

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 28, 2014, Federal Realty Investment Trust (the “Trust”) entered into a second amendment (the “Amendment”) to its Term Loan Agreement, dated November 22, 2011 (the “Agreement”), by and among the Trust, as Borrower, each of the lenders party thereto and PNC Bank, National Association, as Administrative Agent.
The Amendment lowers the applicable margins on both LIBOR loans and base rate loans. The Amendment also provides the Trust with the option to extend by one year the maturity date of loans made under the Agreement.
The foregoing does not constitute a complete summary of the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated hereunder by reference, or the Agreement, which was attached as Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2011. The description contained herein of the terms and conditions of the Amendment is qualified in its entirety by reference to the Amendment.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit

Exhibit 10.1
Second Amendment to Term Loan Agreement, dated as of August 28, 2014, by and among Federal Realty Investment Trust, each of the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	September 2, 2014	By:	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-
General Counsel and Secretary